UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 25, 2014, Health Care REIT, Inc. (the “Company”) entered into a Credit Agreement (the “New Credit Agreement”) with a consortium of 28 banks; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities, Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as U.S. joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Canadian joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint book runners. The New Credit Agreement consists of a $2,500,000,000 unsecured revolving credit facility (“Revolving Facility”), a $500,000,000 unsecured term credit facility (the “USD Term Facility”) and a CAD 250,000,000 unsecured term credit facility (the “CAD Term Facility”), and replaces the Company’s existing $2,250,000,000 unsecured revolving credit facility, $500,000,000 unsecured term credit facility and CAD 250,000,000 unsecured term credit facility.

The maturity date for the credit facilities under the New Credit Agreement is October 31, 2018, provided that, (a) the maturity date of the Revolving Facility may be extended an additional year at the Company’s option if no event of default has occurred under the New Credit Agreement and the Company pays a non-refundable fee of 0.15% of the Revolving Facility then in effect, (b) the maturity date of the USD Term Facility may be extended for an additional year at the Company’s option if no event of default under the New Credit Agreement has occurred and the Company pays a non-refundable fee of 0.125% of the USD Term Facility then in effect, and (c) the maturity date of the CAD Term Facility may be extended for an additional year at the Company’s option if no event of default under the New Credit Agreement has occurred and the Company pays a non-refundable fee of 0.125% of the CAD Term Facility then in effect. Based on the satisfaction of certain conditions, the Company has the right to increase the amount available under the credit facilities up to an additional $1,000,000,000 for the Revolving Facility and the USD Term Facility, in the aggregate, and CAD 250,000,000 for the Canadian Term Facility. The lenders would have the right, but not the obligation, to commit to all or a portion of such increase.

The New Credit Agreement includes sublimits of (a) up to $150,000,000 for letters of credits, (b) up to $100,000,000 for swingline loans, (c) up to 50% of the Revolving Facility commitment amount for certain negotiated rate loans, and (d) up to $500,000,000 for borrowings (including letters of credit) under certain alternative currencies; each of these sublimits are part of, and not in addition to, the amounts available under the revolving credit facility.

Revolving loans and term loans bear interest at the applicable margin plus the applicable base rate, LIBOR or CDOR interest rate, at the Company’s option. Negotiated rate loans bear interest at the rate agreed to between the Company and the applicable lender(s). Swingline loans bear interest at the applicable base rate plus the applicable margin. Letter of credit fees equal the applicable margin multiplied by the daily amount available to be drawn under such letters of credit. The applicable margins are based on the Company’s ratings established by certain debt rating agencies for the Company’s long term, senior, unsecured non-credit enhanced debt (the “Debt Ratings”). Based on the Company’s current Debt Ratings, the applicable margins are as follows: (a) for a revolving loan under the Revolving Facility, 1.050% for a LIBOR loan or 0.050% for a base rate loan; (b) for a term loan under the USD Term Facility, 1.150% for a LIBOR loan or 0.150% for a base rate loan; (c) for a term loan under the Canadian Term Facility, 1.150% for a CDOR loan; (d) for a swingline loan, 1.050%; and (e) for letter of credit fees, 1.050%.

For the Revolving Facility, the Company is obligated to pay an annual facility fee equal to the product of the applicable rate multiplied by the Revolving Facility amount with such rate based on the Company’s Debt Ratings. The current applicable rate for the facility fee for the Revolving Facility is 0.200%. For letters of credit, the Company is obligated to pay a fronting fee of 0.125% on the face amount and subsequent increases of such amounts of such letters of credit and customary fees and standard costs of the issuers of such letters of credit.

The New Credit Agreement includes certain customary representations and warranties by the Company and imposes certain customary covenants on the Company. The New Credit Agreement contains certain customary events of default, and if an event of default occurs and continues, the Company is subject to certain actions by the administrative agent, including without limitation, the acceleration of repayment of all amounts outstanding under the New Credit Agreement.

Certain of the parties to the New Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the New Credit Agreement. The above description is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the New Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the New Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 1.02 Termination of a Material Definitive Agreement.

Effective July 25, 2014, the following agreements were terminated: (a) the Credit Agreement dated as of January 7, 2013 (the “Prior Credit Agreement”), by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities, Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint book manager; (b) the Term Loan Agreement, dated as of May 24, 2012 (the “Prior Term Loan Agreement”), by and among the Company; the banks signatory thereto; KeyBank National Association, as administrative agent; JPMorgan Chase Bank, N.A., Bank of America, N.A. and Royal Bank of Canada, as co-syndication agents; Citibank, N.A., Compass Bank, Fifth Third Bank, PNC Bank, National Association, The Bank of New York Mellon and Wells Fargo Bank, National Association, as co-documentation agents; and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, as joint lead arrangers and joint book runners; and (c) all commitments provided under the Prior Credit Agreement and Prior Term Loan Agreement. The Company repaid all amounts due and outstanding under the Prior Credit Agreement and Prior Term Loan Agreement on or prior to such effective date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On July 28, 2014, the Company issued a press release announcing the closing of the New Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference in this Item 7.01 by reference.

The information contained in, or incorporated into, Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement dated as of July 25, 2014 by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as U.S. joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Canadian joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint book runners

99.1	Press release issued on July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ THOMAS J. DEROSA
Name: Thomas J. DeRosa
Title: Chief Executive Officer

Dated: July 31, 2014